EXECUTION VERSION
                                                               -----------------

                    AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT
                    ----------------------------------------

     This AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT, dated as of May 2, 2003 (this "Amendment"), is by and among MCSi, Inc., a Maryland corporation, which is the successor by merger to Miami Computer Supply Corporation, an Ohio corporation (herein, together with its successors and assigns, the "Borrower"); the financial institutions listed on the signature pages hereof (the "Lenders"); NATIONAL CITY BANK, a national banking association, as a Lender and as Documentation Agent; and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as a Lender, the Swing Line Lender, a Letter of Credit Issuer, the Collateral Agent and Administrative Agent (the "Administrative Agent") for the Lenders under the Credit Agreement.

                             PRELIMINARY STATEMENTS

     1. The Borrower, the Lenders, and the Administrative Agent entered into the Amended and Restated Credit Agreement, dated as of December 1, 1998 (as amended, the "Credit Agreement").

     2. The Borrower has failed to, or anticipates that it will fail to, perform or observe certain covenants and agreements contained in the Credit Agreement, which failures have resulted or will result in Events of Default under the Credit Agreement.

     3. The parties hereto entered into a Forbearance Agreement dated as of April 4, 2003 (the "Forbearance Agreement"), pursuant to which the Lenders conditionally agreed to forbear from exercising their rights and remedies available to them under the Credit Agreement and the other Loan Documents until May 2, 2003. Capitalized terms used herein and not otherwise defined herein have the meanings provided in the Credit Agreement and the Forbearance Agreement, as the case may be.

     4. The Borrower has requested that the Lenders conditionally extend the Forbearance Period until May 30, 2003, and the Lenders, subject to and based upon the agreements, representations, terms and conditions herein, agree to such request.

                                    AGREEMENT

     In consideration of the mutual agreements contained in this Amendment, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:

     SECTION 1 AMENDMENTS AND AGREEMENTS.

     1.1 Forbearance. Effective as of the Amendment Effective Date, clause (iii) of the second sentence of Section 2.1 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:


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     (iii) the "Termination Date" means the earlier of (a) May 30, 2003, and (b)
     the date the Forbearance Period is terminated upon the occurrence of any of the events described in Section 2.2 below.

     1.2 Definitions - Special Financial Covenants. Effective as of the Amendment Effective Date, Section 4.1 of the Forbearance Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

          "Cash Budget" shall mean (i) on or before May 2, 2003, the Consolidated Cash Flow Projections of the Borrower for the period March 24, 2003 through May 2, 2003, a copy of which is attached hereto as Exhibit A, and (ii) from and after May 2, 2003, the Consolidated Cash Flow Projections of the Borrower for the period May 3, 2003 through May 30, 2003, a copy of which is attached to Amendment No. 1 to the Forbearance Agreement as Exhibit A.

          "Measurement Date" means each of the following dates: (i) April 4, 2003, (ii) April 18, 2003, (iii) May 2, 2003, (iv) May 16, 2003, and (v)
     May 30, 2003.

     1.3 Definitions - Special Financial Covenants. Effective as of the Amendment Effective Date, paragraphs (a), (b) and (c) of Section 4.1 of the Forbearance Agreement are hereby amended and restated in their entirety to read as follows:

     (a) Total Operating Disbursements. During the Forbearance Period, the Borrower shall not permit Total Operating Disbursements in the aggregate to be in excess of the amount set forth below for the periods set forth below ending on the Measurement Date set forth below:

--------------------------------------------------------------------------------
            Measurement Date                  Total Operating Disbursements
            ----------------                  -----------------------------
--------------------------------------------------------------------------------
For the two weeks ending April 4, 2003                 $20,645,784
--------------------------------------------------------------------------------
For the four weeks ending April 18, 2003               $37,048,731
--------------------------------------------------------------------------------
For the six weeks ending May 2, 2003                   $56,633,241
--------------------------------------------------------------------------------
For the two weeks ending May 16, 2003                  $15,046,446
--------------------------------------------------------------------------------
For the four weeks ending May 30, 2003                 $31,973,277
--------------------------------------------------------------------------------

     (b) Cumulative Other Expenditures. During the Forbearance Period, the Borrower shall not permit Cumulative Other Expenditures in the aggregate to be in excess of the amount set forth below for the periods set forth below ending on the Measurement Date set forth below:

--------------------------------------------------------------------------------
            Measurement Date                  Cumulative Other Expenditures
            ----------------                  -----------------------------
--------------------------------------------------------------------------------
For the two weeks ending April 4, 2003                 $3,927,500
--------------------------------------------------------------------------------
For the four weeks ending April 18, 2003               $7,227,500
--------------------------------------------------------------------------------
For the six weeks ending May 2, 2003                   $8,427,500
--------------------------------------------------------------------------------
For the two weeks ending May 16, 2003                  $6,969,842
--------------------------------------------------------------------------------
For the four weeks ending May 30, 2003                 $6,969,842
--------------------------------------------------------------------------------


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In addition to the foregoing, the Borrower shall not permit at any time
Cumulative Other Expenditures as would be reflected on the Cash Budget computed from and after March 24, 2003 to be in excess of $8,427,500 in the aggregate during the Forbearance Period.

     (c) Cumulative Operating Cash. During the Forbearance Period, the Borrower shall not permit the Cumulative Operating Cash to be in less than the amount set forth below for the periods set forth below ending on the Measurement Date set forth below:

--------------------------------------------------------------------------------
            Measurement Date                    Cumulative Operating Cash
            ----------------                    -------------------------
--------------------------------------------------------------------------------
For the two weeks ending April 4, 2003                ($3,693,360)
--------------------------------------------------------------------------------
For the four weeks ending April 18, 2003              ($9,014,011)
--------------------------------------------------------------------------------
For the six weeks ending May 2, 2003                  ($10,581,405)
--------------------------------------------------------------------------------
For the two weeks ending May 16, 2003                 ($2,191,905)
--------------------------------------------------------------------------------
For the four weeks ending May 30, 2003                ($3,703,591)
--------------------------------------------------------------------------------

     1.4 Loans; Interest Rates. Effective as of the Amendment Effective Date,
Section 4.5 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

          4.5 Loans; Interest Rates. Notwithstanding anything to the contrary in the Credit Agreement, during the Forbearance Period and thereafter, the Borrower may only borrow Prime Rate Loans; provided that the Eurodollar Loan in the principal amount of $30 million outstanding on the Effective Date may remain outstanding so long as the Hedge Agreement to which it relates is outstanding but may not be renewed as a Eurodollar Loan. Notwithstanding anything to the contrary in the Credit Agreement, during the Forbearance Period and thereafter, all Prime Rate Loans will bear interest at a rate equal to (i) the Prime Rate, plus (ii) the highest Applicable Prime Rate Margin set forth on the Pricing Grid, plus (iii) 200 basis points. The Lenders acknowledge and agree that such interest includes default interest payable under Section 2.7(d) of the Credit Agreement.

     1.5 Acknowledgments and Consents. Effective as of the Amendment Effective Date, Section 4.12 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

          The Borrower will cause the Subsidiary Guarantors to execute and deliver to the Lenders the Acknowledgment and Consent of the Subsidiary Guarantors relating to the Forbearance Agreement and Amendment No. 1 thereto substantially in the form attached to the Forbearance Agreement as soon as reasonably practicable after the date of such amendment.

     1.6 Amendment to Credit Agreement - General Revolving Loan Commitment. The General Revolving Loan Commitments of the Lenders are hereby, effective as of the Amendment Effective Date, decreased to $110,000,000.00 in the aggregate, and the General Revolving Loan Commitments of the Lenders set forth on Annex I of the Credit Agreement are hereby amended to reflect such decrease as follows (as the same may be further decreased as provided in the Forbearance Agreement as amended by this Amendment and in the Credit Agreement):


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


      Lender                                   General Revolving Loan Commitment
      ------                                   ---------------------------------

      PNC Bank, National Association           $17,187,500.00
      National City Bank                       $17,187,500.00
      LaSalle Bank, National Association       $17,187,500.00
      US Bank, National Association            $17,187,500.00
      Fifth Third Bank                         $10,312,500.00
      The Huntington National Bank             $17,187,500.00
      The Provident Bank                       $13,750,000.00

      Total                                    $110,000,000.00

     1.7 Agreements Concerning Diversified Data Products. Notwithstanding anything to the contrary contained in the Credit Agreement and the Forbearance Agreement, the Lenders hereby consent to the sales and dispositions of assets and the winding down of Diversified Data Products, Inc. as contemplated by that certain Employment Agreement dated as of April 18, 2003 by and between the Borrower and Joseph R. Hollendshead, III and that Asset Purchase Agreement dated as of April ___, 2003, provided that commencing May 3, 2003 and thereafter upon the receipt of Cash Proceeds from any such sale or disposition of assets, not later than the second Business Day following the date of receipt of any Cash Proceeds from such asset sales and dispositions, the Borrower makes a mandatory prepayment as contemplated by Section 5.2(d) of the Credit Agreement and the General Revolving Commitments shall be reduced as provided in Section 4.3(c) of the Credit Agreement, it being expressly understood and agreed by the parties hereto that such transactions constitute an Asset Sale within the meaning of the Credit Agreement.

     SECTION 2 REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders that:

     2.1 Due Authorization; No Conflict; No Lien; Enforceable Obligation. The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any are required) and do not and will not contravene or conflict with any provision of (i) any law, (ii) any judgment, decree or order, or (iii) the Borrower's articles or certificate of incorporation or by-laws (or other organizational documents), and do not and will not contravene or conflict with, or cause any lien to arise under any provision of any material agreement or instrument binding upon the Borrower or upon any of its property. This Amendment, the Forbearance Agreement and the Credit Agreement are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     2.2 No Claims, etc. Neither the Borrower nor any other Credit Party has any claim or offset against, or defense or counterclaim to, any of their respective obligations or liabilities under the Credit Agreement, the Forbearance Agreement, this Amendment or any other Credit Document, or the Administrative Agent and each of the Lenders and their respective directors,


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


officers, employees, attorneys, representatives, parents, affiliates, subsidiaries, predecessors, successors and assigns.

     SECTION 3 CONDITIONS PRECEDENT.

This Amendment shall become effective on the date first written above (the "Amendment Effective Date") provided that the following conditions shall have been satisfied:

     3.1 Documents. The Administrative Agent has received all of the following, each duly executed, as applicable, and dated as of the Amendment Effective Date (or such other date as is satisfactory to the Administrative Agent) and in form and substance satisfactory to the Administrative Agent:

     (a) this Amendment;

     (b) certified copies of the resolutions of the Borrower authorizing this Amendment; and

     (c) the Borrower will have paid all fees and expenses incurred by the Administrative Agent and the Lenders in connection with the preparation of this Amendment to the extent invoiced on or prior to the date hereof.

     3.2 Representations and Warranties. The representations and warranties of the Borrower set forth in this Amendment are true and correct.

     SECTION 4 MISCELLANEOUS.

     4.1 Captions. The recitals to this Amendment and the section captions used in this Amendment are for convenience only and do not affect the construction of this Amendment.

     4.2 Governing Law; Severability. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, NOTWITHSTANDING ITS CONFLICTS OF LAWS PRINCIPLES. Wherever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     4.3 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart will be deemed to be an original, but all such counterparts together constitute but one and the same Agreement.

     4.4 Successors and Assigns. This Amendment is binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and inures to the sole benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns. The Borrower has no right to assign its rights or delegate its duties under this Amendment.


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


     4.5 Continued Effectiveness. Notwithstanding anything contained in this Amendment or the Forbearance Agreement, the terms of this Amendment and the Forbearance Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement or any other Credit Document. The parties to this Amendment expressly do not intend to extinguish the Credit Agreement or any other Credit Document. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Forbearance Agreement and the Credit Agreement, as the case may be, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Forbearance Agreement and the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

     4.6 Release. The Borrower fully releases, remises, acquits, irrevocably waives and forever discharges each of the Lenders and Administrative Agent, together with their respective predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and the predecessors, heirs, successors and assigns of each of them, from and with respect to any and all actions and causes of action, suits, disputes, controversies, claims, debts, sums of money, offset rights, defenses to payment, agreements, promises, notes, bonds, bills, covenants, losses, damages, judgments, executions and demands of whatever nature, known or unknown, whether in contract, in tort or otherwise, at law or in equity, for money damages or dues, recovery of property, or specific performance, in respect of the Forbearance Agreement, this Amendment, the Credit Agreement, the other Credit Documents and the transactions contemplated thereby, all the foregoing being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

     4.7 Revival Of Obligations. If all or any part of any payment under or on account of the Credit Agreement, the other Credit Documents, the Forbearance Agreement as amended by this Amendment or any agreement, instrument or other document executed or delivered by Borrower in connection with this Amendment is invalidated, set aside, declared or found to be void or voidable or required to be repaid to the issuer or to any trustee, custodian, receiver, conservator, master, liquidator or any other person pursuant to any bankruptcy law or pursuant to any common law or equitable cause then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, such payment would be deemed to not have been paid, and the obligations of the Borrower in respect thereof would be immediately and automatically revived without the necessity of any action by the Lenders.

     4.8 JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE FORBEARANCE AGREEMENT, THE CREDIT AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN


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


INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

        [Remainder of page intentionally blank; signature pages follow.]


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


IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first written above.

MCSi, Inc.,                                  PNC BANK, NATIONAL ASSOCIATION,
     a Maryland corporation which is              individually as a Lender, a
     the successor by merger to Miami             Letter of Credit Issuer,
     Computer Supply Corporation, an              the Swing Line Lender and as
     Ohio corporation                             Administrative Agent


By:  /s/ D. Gordon Strickland                By:  /s/ Thomas J. McCool
Name:   Gordon Strickland                    Name:  Thomas J. McCool
Title:  President and CEO                    Title:  Senior Vice President

NATIONAL CITY BANK,                          LASALLE BANK, NATIONAL ASSOCIATION
     individually as a Lender and
     as Documentation Agent


By:  /s/ John R. Davis                       By:  /s/ James D. Thompson
Name:   John R. Davis                        Name:   James D. Thompson
Title:  Senior Vice President                Title:  Group Senior Vice President

THE PROVIDENT BANK                           US BANK, NATIONAL ASSOCIATION


By:  /s/ Douglas J. Koo                      By:  /s/ Douglas W. Worden
Name:   Douglas J. Koo                       Name:   Douglas W. Worden
Title:  Vice President                       Title:  Vice President

FIFTH THIRD BANK                             THE HUNTINGTON NATIONAL BANK


By:  /s/ Patty Hable                         By:  /s/ David F. Isler
Name:   Patty Hable                          Name:   David F. Isler
Title:  Vice President                       Title:  Senior Vice President


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                                    EXHIBIT A
                                    ---------